                           POST APARTMENT HOMES, L.P.
                         (a Georgia limited partnership)

                 $50,000,000 6.71% Notes due 2006 (the "Notes")

                                 TERMS AGREEMENT


                                                      Dated: March 7, 2001
To:    Post Apartment Homes, L.P.
       4401 Northside Parkway, Suite 800
       Atlanta, Georgia 30327

Ladies and Gentlemen:

         We understand that Post Apartment Homes, L.P., a Georgia limited partnership (the "Operating Partnership"), proposes to issue and sell $50,000,000 aggregate principal amount of its Notes. Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the principal amount of the Notes opposite their names set forth below.

                                                                     Principal Amount
                  Underwriter                                          of the Notes
                                                                     ----------------
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated ..................................      $ 25,000,000
Legg Mason Wood Walker, Incorporated ............................        25,000,000
                                                                       ------------

                  Total .........................................      $ 50,000,000
                                                                       ============


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         The Notes shall have the terms included in the Prospectus Supplement dated March 7, 2001 and the Prospectus dated March 5, 2001 of the Operating Partnership and the following terms:

Title:                      6.71% Notes due 2006

Principal Amount
to be Issued:               $50,000,000

Current Ratings:            Baa1 by Moody's Investors Services, Inc.
                            BBB+ by Standard & Poor's Ratings Services

Interest rate:              6.71%

Stated maturity date:       March 13, 2006

Settlement Date and
Place: March 12, 2001, at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004

Interest payment dates:     March 13 and September 13 of each year, commencing
                            September 13, 2001

Form: Book-entry global security registered in the name of a nominee of The Depository Trust Company

Regular record dates:       February 27 and August 30 of each year, commencing
                            August 30, 2001

Public Offering Price:      100% of the principal amount, plus accrued interest,
                            if any, from March 12, 2001

Purchase Price:             99.400% of the principal amount, plus accrued
                            interest, if any, from March 12, 2001

         All of the provisions contained in the document attached as Annex I entitled "POST APARTMENT HOMES, L.P.--Debt Securities--Purchase Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.


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         Please accept this offer no later than 11:00 o'clock A.M. (New York
City time) on March 7, 2001 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                   Very truly yours,

                                   MERRILL LYNCH, PIERCE, FENNER & SMITH
                                               INCORPORATED



                                   By:  /s/ Tjarda Clagett
                                       ------------------------------------
                                               Authorized Signatory


                                   LEGG MASON WOOD WALKER, INCORPORATED



                                   By:  /s/  David J. O'Malley
                                       -------------------------------------
                                              Authorized Signatory


Accepted:

POST APARTMENT HOMES, L.P.

By:    POST GP HOLDINGS, INC., its
       general partner



       By: /s/ R. Gregory Fox
          -----------------------------------
          Name: R. Gregory Fox
          Title: Executive Vice President and
                 Chief Financial Officer